Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Francie Nagy, Investor Relations (212) 515-4625

GateHouse Media Completes Acquisition of Messenger Post Newspapers

Fairport, New York. January 2, 2007 - GateHouse Media, Inc. (NYSE: GHS) announced today it acquired the Messenger Post newspapers from Canandaigua Messenger, Incorporated. This includes the Daily Messenger, a daily newspaper, with circulation of 13,000, serving Canandaigua in the Finger Lakes Region of northwest New York, and ten weekly newspapers serving the suburbs of Rochester, New York with a combined paid and free circulation of approximately 100,000.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by number of daily publications. GateHouse Media now owns over 430 community publications located in 18 states across the country, and more than 230 related websites reaching approximately 9 million people on a weekly basis. GateHouse Media is traded on the New York Stock Exchange under the symbol “GHS”.

GATEHOUSE MEDIA, INC

350 WillowBrook Office Park; Fairport, New York 14450

Phone 585-598-0030 Fax 585-248-2631